UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 7, 2015 (May 5, 2015)

SEEN ON SCREEN TV INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-21812
(Commission File No.)

4017 Colby Avenue
Everett, Washington  98201
(Address of principal executive offices and Zip Code)

425-367-4668
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01           CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.

Through May 5, 2015, Harris & Gillespie CPA's, PLLC (the "Harris & Gillespie Entity") was the independent registered public accounting firm of Seen on Screen TV Inc. (the "Company"). Mr. Michael Gillespie was the audit partner at the Harris & Gillespie Entity responsible for auditing the Company. On May 5, 2015, Mr. Gillespie informed Antoine Jarjour, the Company's chief executive officer and a member of the Company's Board of Directors (the "Board"), that the Harris & Gillespie Entity was in the process being dissolved. On January 15, 2015, Mr. Gillespie formed a new entity called Gillespie & Associates, PLLC (the "Michael Gillespie Entity"). Mr. Thomas J. Harris, formerly a partner at the Harris & Gillespie Entity, is not affiliated in any way with the Michael Gillespie Entity. On May 5, 2015, the Board dismissed the Harris & Gillespie Entity as its independent registered public accounting firm and engaged the Michael Gillespie Entity as the Company's independent registered public accounting firm. Mr. Gillespie is the audit partner at the Michael Gillespie Entity that is responsible for auditing the Company.

The report of the Harris & Gillespie Entity on the audited financial statements of the Company for the fiscal years ended October 31, 2014 and October 31, 2013 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except for a going concern qualification on the Company's financial statements for the fiscal years ended October 31, 2014 and October 31, 2013.

During the Company's two most recent fiscal years, the subsequent interim periods thereto, and through May 5, 2015, there were no disagreements (as defined in Item 304 of Regulation S-K) with the Harris & Gillespie Entity on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Harris & Gillespie Entity, would have caused it to make reference in connection with its opinion to the subject matter of the disagreement. Further, during the Company's two most recent fiscal years, the subsequent interim periods thereto, and through May 5, 2015, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

Since Mr. Gillespie was the audit partner at the Harris & Gillespie Entity responsible for auditing the Company, the Company furnished Mr. Gillespie with a copy of this disclosure on May 5, 2015, providing Mr. Gillespie with the opportunity to furnish the Company with a letter addressed to the Commission stating whether he agrees with the statements made by the Company herein in response to Item 304(a) of Regulation S-K and, if not, stating the respect in which he does not agree.  A copy of Harris & Gillespie CPA's, PLLC's response is filed as Exhibit 16.1 to this Report.

During the fiscal years ended October 31, 2014 and October 31, 2013, and the subsequent interim periods through May 5, 2015, neither the Company nor anyone acting on its behalf consulted the Michael Gillespie Entity with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company that the Michael Gillespie Entity concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issues; or (ii) any matter that was the subject of a disagreement or a reportable event set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

ITEM 9.01           FINANCIAL STATEMEWNTS AND EXHIBITS.

Exhibit	Document Description

16.1	Letter from Harris & Gillespie CPA's, PLLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 7th day of May, 2015.

SEEN ON SCREEN TV INC.

BY:	ANTOINE JARJOUR
Antoine Jarjour
Principal Executive Officer and Principal Financial Officer